Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The unaudited pro forma condensed combined balance sheet combines the historical consolidated balance sheets of the Company and AFF (together, after the consummation of the Acquisition, the “Combined Company”), giving effect to the Acquisition as if it had been consummated on September 30, 2021. The unaudited pro forma condensed combined statements of income for the nine months ended September 30, 2020 and 2021 and for the year ended December 31, 2020 combine the historical consolidated statements of income of the Company and AFF, giving effect to the Acquisition as if it had been consummated on January 1, 2020, the beginning of the earliest period presented. The unaudited pro forma condensed combined statement of income for the twelve months ended September 30, 2021 is calculated by (i) adding (x) the unaudited pro forma condensed combined statement of income for the nine months ended September 30, 2021 to (y) the unaudited pro forma condensed combined statement of income for the year ended December 31, 2020 and (ii) subtracting the unaudited pro forma condensed combined statement of income for the nine months ended September 30, 2020.

These unaudited pro forma condensed combined financial statements are based upon available information and certain assumptions that Company management believes are reasonable under the circumstances. These unaudited pro forma condensed combined financial statements have been developed from and should be read in conjunction with (i) the unaudited interim consolidated financial statements of the Company contained in its Quarterly Report on Form 10-Q for the quarter ended September 30, 2021 filed with the SEC, (ii) the unaudited interim consolidated financial statements of AFF for the quarter ended September 30, 2021 previously included as Exhibit 99.3 to FirstCash’s Current Report on Form 8-K filed with the SEC on December 7, 2021 and incorporated by reference herein, (iii) the audited consolidated financial statements of the Company contained in its Annual Report on Form 10-K for the fiscal year ended December 31, 2020 filed with the SEC and (iv) the audited consolidated financial statements of AFF for the fiscal year ended December 31, 2020 previously included as Exhibit 99.2 to FirstCash’s Current Report on Form 8-K filed with the SEC on December 7, 2021 and incorporated by reference herein. The unaudited pro forma combined financial statements are provided for illustrative purposes only and do not purport to represent what the actual consolidated results of operations or the consolidated financial position of the Combined Company would have been had the Acquisition occurred on the dates assumed, nor are they necessarily indicative of future consolidated results of operations or consolidated financial position.

The historical consolidated financial statements of AFF have been adjusted by Company management to reflect certain reclassifications to conform with current financial statement presentation. Pro forma adjustments are included only to the extent they are (i) directly attributable to the Acquisition, (ii) factually supportable and (iii) with respect to the unaudited pro forma condensed combined statements of income, expected to have a continuing impact on the combined results. The unaudited pro forma condensed combined financial statements do not reflect the costs of any integration activities or benefits that may result from realization of future cost savings from operating efficiencies or revenue synergies expected to result from the Acquisition. The pro forma adjustments may differ materially from this preliminary determination as the Company completes the analysis of the fair value of assets acquired and liabilities assumed at the date of the Acquisition.

Unaudited Pro Forma Combined Balance Sheet

At September 30, 2021

(in thousands)

	Historical
	First Cash	American First Finance as presented (1)	Transaction Accounting Adjustments (2)			Other Transaction Accounting Adjustments (3)			Pro Forma Combined

Assets
Cash and cash equivalents	$49,907	$36,026	$(533,037)	3	(a)	$497,104	4	(a)	$50,000
Fees and service charges receivable	43,492	6,048	—			—			49,540
Pawn loans	348,993	—	—			—			348,993
Finance receivables, net	—	154,449	82,903	3	(b)	(45,894)	4	(b)	191,458
Inventories	254,260	—	—			—			254,260
Leased merchandise, net	—	136,835	(3,199)	3	(c)	—			133,636
Income taxes receivable	4,791	—	—			—			4,791
Prepaid expenses and other current assets	10,002	10,250	(4,775)	3	(d)	—			15,477

Total current assets	711,445	343,608	(458,108)			451,210			1,048,155
Property and equipment, net	411,042	11,728	(4,450)	3	(e)	—			418,320
Operating lease right of use asset	300,040	—	607	3	(f)	—			300,647
Goodwill	1,014,052	—	411,042	3	(g)	—			1,425,094
Intangible assets, net	83,019	—	415,000	3	(h)	—			498,019
Other assets	8,413	—	—			—			8,413
Deferred tax assets	5,472	—	—			—			5,472

Total assets	$2,533,483	$355,336	$364,091			$451,210			$3,704,120

Liabilities and Stockholders’ Equity
Accounts payable and accrued liabilities	$87,629	24,794	$(245)	3	(i)	$—			$112,178
Customer deposits and prepayments	46,702	6,097	—			—			52,799
Income taxes payable	522	—	—			—			522
Lease liability, current	89,502	—	541	3	(f)	—			90,043

Total current liabilities	224,355	30,891	296			—			255,542
Revolving unsecured credit facilities	246,000	—	—			(44,596)	4	(a)	201,404
Senior unsecured notes	493,499	—	—			541,700	4	(a)	1,035,199
Senior secured credit facility	—	213,200	(213,200)	3	(j)	—			—
Deferred tax liabilities	78,191	—	39,330	3	(k)	—			117,521
Lease liability, non-current	197,618	—	66	3	(f)	—			197,684
Other liabilities	—	—	175,000	3	(l)	—			175,000

Total liabilities	1,239,663	244,091	(1,492)			497,104			1,982,350
Commitments and contingencies
Stockholders’ equity:
Common stock	493	—	80	3	(m)	—			573
Additional paid-in capital	1,222,432	—	508,764	3	(m)	—			1,731,196
Retained earnings	849,438	—	(35,000)	3	(n)	(45,894)	4	(b)	768,544
Accumulated other comprehensive income (loss)	(125,761)	—	—			—			(125,761)
Common stock held in treasury, at cost	(652,782)	—	—			—			(652,782)
Equity	—	111,245	(111,245)	3	(o)	—			—

Total stockholders’ equity	1,293,820	111,245	362,599			(45,894)			1,721,770

Total liabilities and stockholders’ equity	$2,533,483	$355,336	$364,091			$451,210			$3,704,120

The accompanying notes are an integral part of the unaudited pro forma combined financial statements.

(1) See Note 2 to the unaudited pro forma combined financial statements.

(2) See Note 3 to the unaudited pro forma combined financial statements.

(3) See Note 4 to the unaudited pro forma combined financial statements.

Unaudited Pro Forma Combined Statement of Operations

For the Year Ended December 31, 2020

(in thousands, except per share data)

	Historical
	First Cash	American First Finance as presented (1)	Transaction Accounting Adjustments (2)			Other Transaction Accounting Adjustments (3)			Pro Forma Combined

Revenue:
Retail merchandise sales	$1,075,518	$—	$—			$—			$1,075,518
Pawn loan fees	457,517	—	—			—			457,517
Leased merchandise income	—	201,406	—			—			201,406
Interest and fees	2,016	146,576	(30,578)	3	(p)	—			118,014
Wholesale scrap jewelry revenue	96,233	—	—			—			96,233

Total revenue	1,631,284	347,982	(30,578)			—			1,948,688

Cost of revenue:
Cost of retail merchandise sold	641,087	—	—			—			641,087
Depreciation of leased merchandise	—	122,163	—			—			122,163
Provision for lease losses	—	21,187	(198)	3	(q)	—			20,989
Provision for loan losses	(488)	53,610	(352)	3	(r)	—			52,770
Cost of wholesale scrap jewelry sold	79,546	—	—			—			79,546

Total cost of revenue	720,145	196,960	(550)			—			916,555

Net revenue	911,139	151,022	(30,028)			—			1,032,133

Expenses and other income:
Operating expenses	562,158	72,844	2,667	3	(s)	—			637,669
Administrative expenses	110,931	12,262	—			—			123,193
Depreciation and amortization	42,105	2,335	63,731	3	(t)	—			108,171
Interest expense	29,344	9,800	—			21,172	4	(c)	60,316
Interest income	(1,540)	(411)	—			—			(1,951)
Merger and acquisition expenses	1,316	—	35,000	3	(u)	—			36,316
Loss on foreign exchange	884	—	—			—			884
Loss on extinguishment of debt	11,737	—	—			—			11,737
Write-offs and impairments of certain lease intangibles and other assets	10,505	—	—			—			10,505
Investment income	—	(4,406)	4,406	3	(x)	—			—

Total expenses and other income	767,440	92,424	105,804			21,172			986,840

Income before income taxes	143,699	58,598	(135,832)			(21,172)			45,293
Provision for income taxes	37,120	—	(17,762)	3	(w)	(4,869)	4	(d)	14,489

Net income	$106,579	$58,598	$(118,070)			$(16,303)			$30,804

Net income per share:
Basic	$2.57								$0.62	3	(y)
Diluted	$2.56								$0.62	3	(y)
Weighted average common shares outstanding:
Basic	41,502								49,548	3	(y)
Diluted	41,600								49,646	3	(y)

The accompanying notes are an integral part of the unaudited pro forma combined financial statements.

(1) See Note 2 to the unaudited pro forma combined financial statements.

(2) See Note 3 to the unaudited pro forma combined financial statements.

(3) See Note 4 to the unaudited pro forma combined financial statements.

Unaudited Pro Forma Combined Statement of Operations

For the Nine Months Ended September 30, 2021

(in thousands, except per share data)

	Historical
	First Cash	American First Finance as presented (1)	Transaction Accounting Adjustments (2)			Other Transaction Accounting Adjustments (3)			Pro Forma Combined

Revenue:
Retail merchandise sales	$806,335	$—	$—			$—			$806,335
Pawn loan fees	346,796	—	—			—			346,796
Leased merchandise income	—	264,678	—			—			264,678
Interest and fees	—	162,444	(7,644)	3	(p)	—			154,800
Wholesale scrap jewelry revenue	44,060	—	—			—			44,060

Total revenue	1,197,191	427,122	(7,644)			—			1,616,669

Cost of revenue:
Cost of retail merchandise sold	468,634	—	—			—			468,634
Depreciation of leased merchandise	—	151,675	—			—			151,675
Provision for lease losses	—	56,957	1,105	3	(q)	—			58,062
Provision for loan losses	—	47,467	2,546	3	(r)	—			50,013
Cost of wholesale scrap jewelry sold	37,657	—	—			—			37,657

Total cost of revenue	506,291	256,099	3,651			—			766,041

Net revenue	690,900	171,023	(11,295)			—			850,628

Expenses and other income:
Operating expenses	$415,071	84,508	3,222	3	(s)	—			502,801
Administrative expenses	88,605	13,126	—			—			101,731
Depreciation and amortization	32,731	2,858	65,344	3	(t)	—			100,933
Interest expense	22,389	10,794	—			12,434	4	(c)	45,617
Interest income	(420)	(2)	—			—			(422)
Merger and acquisition expenses	1,264	70	—			—			1,334
Loss on foreign exchange	248	—	—			—			248
Write-off of certain Cash America merger related lease intangibles	1,640	—	—			—			1,640
PPP loan forgiveness	—	(4,716)	4,716	3	(v)	—			—

Total expenses and other income	561,528	106,638	73,282			12,434			753,882

Income before income taxes	129,372	64,385	(84,577)			(12,434)			96,746
Provision for income taxes	33,834	—	(4,645)	3	(w)	(2,860)	4	(d)	26,329

Net income	$95,538	$64,385	$(79,932)			$(9,574)			$70,417

Net income per share:
Basic	$2.34								$1.44	3	(y)
Diluted	$2.34								$1.44	3	(y)
Weighted average common shares outstanding:
Basic	40,745								48,791	3	(y)
Diluted	40,789								48,835	3	(y)

The accompanying notes are an integral part of the unaudited pro forma combined financial statements.

(1) See Note 2 to the unaudited pro forma combined financial statements.

(2) See Note 3 to the unaudited pro forma combined financial statements.

(3) See Note 4 to the unaudited pro forma combined financial statements.

Unaudited Pro Forma Combined Statement of Operations

For the Nine Months Ended September 30, 2020

(in thousands, except per share data)

	Historical

	First Cash	American First Finance as presented (1)	Transaction Accounting Adjustments (2)			Other Transaction Accounting Adjustments (3)			Pro Forma Combined

Revenue:
Retail merchandise sales	$819,011	$—	$—			$—			$819,011
Pawn loan fees	343,675	—	—			—			343,675
Leased merchandise income	—	151,042	—			—			151,042
Interest and fees	2,003	100,400	(22,933)	3	(p)	—			79,470
Wholesale scrap jewelry revenue	74,437	—	—			—			74,437

Total revenue	1,239,126	251,442	(22,933)			—			1,467,635

Cost of revenue:
Cost of retail merchandise sold	493,436	—	—			—			493,436
Depreciation of leased merchandise	—	93,004	—			—			93,004
Provision for lease losses	—	13,832	(874)	3	(q)	—			12,958
Provision for loan losses	(480)	35,924	82	3	(r)	—			35,526
Cost of wholesale scrap jewelry sold	61,022	—	—			—			61,022

Total cost of revenue	553,978	142,760	(792)			—			695,946

Net revenue	685,148	108,682	(22,141)			—			771,689

Expenses and other income:
Operating expenses	426,612	51,826	1,980	3	(s)	—			480,418
Administrative expenses	85,642	9,185	—			—			94,827
Depreciation and amortization	31,424	1,641	47,879	3	(t)	—			80,944
Interest expense	21,953	7,007	—			16,221	4	(c)	45,181
Interest income	(1,209)	(399)	—			—			(1,608)
Merger and acquisition expenses	209	—	35,000	3	(u)	—			35,209
Loss on foreign exchange	1,639	—	—			—			1,639
Loss on extinguishment of debt	11,737	—	—			—			11,737
Write-offs and impairments of certain lease intangibles and other assets	6,549	—	—			—			6,549
Investment income	—	(4,406)	4,406	3	(x)	—			—

Total expenses and other income	584,556	64,854	89,265			16,221			754,896

Income before income taxes	100,592	43,828	(111,406)			(16,221)			16,793
Provision for income taxes	26,739	—	(15,543)	3	(w)	(3,731)	4	(d)	7,465

Net income	$73,853	$43,828	$(95,863)			$(12,490)			$9,328

Net income per share:
Basic	$1.78								$0.19	3	(y)
Diluted	$1.77								$0.19	3	(y)
Weighted average common shares outstanding:
Basic	41,597								49,643	3	(y)
Diluted	41,691								49,737	3	(y)

The accompanying notes are an integral part of the unaudited pro forma combined financial statements.

(1) See Note 2 to the unaudited pro forma combined financial statements.

(2) See Note 3 to the unaudited pro forma combined financial statements.

(3) See Note 4 to the unaudited pro forma combined financial statements.

Unaudited Pro Forma Combined Statement of Operations

For the Trailing Twelve Months Ended September 30, 2021

(in thousands, except per share data)

	Historical								Pro Forma Combined
	First Cash	American First Finance as presented (1)	Transaction Accounting Adjustments (2)			Other Transaction Accounting Adjustments (3)

Revenue:
Retail merchandise sales	$1,062,842	$—	$—			$—			$1,062,842
Pawn loan fees	460,638	—	—			—			460,638
Leased merchandise income	—	315,042	—			—			315,042
Interest and fees	13	208,620	(15,289)	3	(p)	—			193,344
Wholesale scrap jewelry revenue	65,856	—	—			—			65,856

Total revenue	1,589,349	523,662	(15,289)			—			2,097,722

Cost of revenue:
Cost of retail merchandise sold	616,285	—	—			—			616,285
Depreciation of leased merchandise	—	180,834	—			—			180,834
Provision for lease losses	—	64,312	1,781	3	(q)	—			66,093
Provision for loan losses	(8)	65,153	2,112	3	(r)	—			67,257
Cost of wholesale scrap jewelry sold	56,181	—	—			—			56,181

Total cost of revenue	672,458	310,299	3,893			—			986,650

Net revenue	916,891	213,363	(19,182)			—			1,111,072

Expenses and other income:
Operating expenses	550,617	105,526	3,909	3	(s)	—			660,052
Administrative expenses	113,894	16,203	—			—			130,097
Depreciation and amortization	43,412	3,552	81,196	3	(t)	—			128,160
Interest expense	29,780	13,587	—			17,385	4	(c)	60,752
Interest income	(751)	(14)	—			—			(765)
Merger and acquisition expenses	2,371	70	—			—			2,441
Gain on foreign exchange	(507)	—	—			—			(507)
Write-offs and impairments of certain lease intangibles and other assets	5,596	—	—			—			5,596
PPP loan forgiveness	—	(4,716)	4,716	3	(v)	—			—

Total expenses and other income	744,412	134,208	89,821			17,385			985,826

Income before income taxes	172,479	79,155	(109,003)			(17,385)			125,246
Provision for income taxes	44,215	—	(6,864)	3	(w)	(3,998)	4	(d)	33,353

Net income	$128,264	$79,155	$(102,139)			$(13,387)			$91,893

Net income per share:
Basic	$3.14								$1.88	3	(y)
Diluted	$3.13								$1.88	3	(y)
Weighted average common shares outstanding:
Basic	40,864								48,910	3	(y)
Diluted	40,921								48,967	3	(y)

The accompanying notes are an integral part of the unaudited pro forma combined financial statements.

(1) See Note 2 to the unaudited pro forma combined financial statements.

(2) See Note 3 to the unaudited pro forma combined financial statements.

(3) See Note 4 to the unaudited pro forma combined financial statements.

Notes to Unaudited Pro Forma Condensed Combined Financial Information

Note 1 - Basis of Presentation

On October 27, 2021, the Company, New Parent, Atlantis Merger Sub, Inc., a wholly owned subsidiary of New Parent (“Merger Sub”), AFF, and the seller parties thereto, including Douglas Rippel, AFF’s founder and executive chairman, entered into an Agreement and Plan of Merger (the “Acquisition Agreement”). Pursuant to the Acquisition Agreement, the Company will acquire AFF by effecting (a) a holding company merger in accordance with Section 251(g) of the Delaware General Corporation Law whereby the Company will merge with and into Merger Sub, with the Company surviving such merger as a direct wholly owned subsidiary of New Parent and (b) immediately following the New Parent Merger, New Parent will acquire all of the equity interests of AFF from the seller parties in exchange for a base purchase price consisting of approximately 8.05 million shares of New Parent common stock and $406 million in cash, subject to certain adjustments including a net debt adjustment, and the right to receive up to an additional $400 million of consideration, consisting of a fixed working capital payment of $25 million payable at the end of 2022, earnout payments of up to $300 million if AFF achieves certain adjusted EBITDA targets following the closing of the Acquisition and a contingent payment of up to $75 million payable based on the Company’s stock performance through February 28, 2023.

The unaudited pro forma condensed combined financial statements were prepared using the acquisition method of accounting for business combinations pursuant to the provisions of Accounting Standards Codification (“ASC”) Topic 805, Business Combinations (“ASC 805”), with the Company considered the acquirer of AFF for accounting purposes. Accordingly, consideration given by the Company to complete the acquisition was allocated to the assets and liabilities of AFF based upon their estimated fair values as of the date of the acquisition. As of the date of this Current Report, the Company has not completed the valuation analysis of identifiable assets acquired and liabilities assumed. Accordingly, the adjustments are preliminary and are subject to further adjustments as additional information becomes available and as additional analyses are performed. The preliminary pro forma adjustments have been made solely for the purpose of providing the unaudited pro forma condensed combined financial statements. Increases or decreases in the fair value of relevant balance sheet amounts will result in adjustments to the balance sheet and/or statements of income until the allocation of acquisition consideration is finalized. There can be no assurance that such finalization will not result in material changes.

The unaudited pro forma condensed combined financial statements present the pro forma combined financial position and results of operations of the Combined Company based upon the historical financial statements of the Company and AFF, after giving effect to the acquisition and the adjustments described in these notes. The unaudited pro forma condensed combined financial statements are presented for illustrative purposes only and are not intended to reflect the financial position and results of operations which would have actually resulted had the acquisition been completed on the dates indicated. Further, the unaudited pro forma condensed combined financial statements do not reflect the costs of any integration activities or benefits that may result from realization of future cost savings due to operating efficiencies or revenue synergies expected to result from the acquisition.

The unaudited pro forma combined balance sheet gives effect to the acquisition as if it had been consummated on September 30, 2021 and includes estimated pro forma adjustments (to the extent they can be currently estimated) for the preliminary valuations of assets acquired and liabilities assumed. These adjustments are subject to further revision as additional information becomes available and additional analyses are performed. The unaudited pro forma combined statements of income give effect to the acquisition as if it had been consummated on January 1, 2020, the beginning of the earliest period presented.

The unaudited pro forma combined balance sheet has been adjusted to reflect the preliminary allocation of the estimated acquisition consideration to identifiable net assets acquired and the excess to goodwill. The allocation of the estimated acquisition consideration in these unaudited pro forma combined financial statements is based upon estimated aggregate acquisition consideration of approximately $1.1 billion which is calculated as follows (in thousands except share and per share amounts):

Shares of FirstCash, Inc. common stock to be issued	8,046,252
Price per share (1)	$63.24

Estimated equity consideration of FirstCash, Inc. shares issued	$508,844
Cash consideration paid to AFF Shareholders at closing (2)	276,337
Cash consideration paid to extinguish AFF pre-existing debt (3)	221,700
Cash or stock consideration payable to AFF Shareholders at the end of 2022	25,000
Estimated fair value of contingent consideration (4)	150,000
Less cash acquired	(36,026)

Preliminary aggregate purchase consideration	$1,145,855

(1)	Based on the closing stock price on December 2, 2021.
(2)

Calculated in accordance with the Acquisition Agreement as the base purchase price, plus cash on hand, less indebtedness, plus AFF closing costs up to $37.5 million, less the stock consideration, plus the tax gross up payment of $10 million.

(3)	Includes an $8.5 million early termination penalty.
(4)

Represents the estimated fair value of the earnout liability which may differ materially from this preliminary determination as the Company completes the analysis of the fair value of assets acquired and liabilities assumed. As of the date of this Current Report, the Company does not have sufficient information to make a reasonable preliminary estimate of the contingent payment of up to $75.0 million payable based on the Company’s stock price performance through February 28, 2023; therefore, no estimated liability for such contingent payment has been included at this time.

The table below represents a preliminary allocation of the total consideration to AFF’s tangible and intangible assets and liabilities based on the Company’s preliminary estimate of their respective fair values, net of cash acquired (in thousands):

Fees and service charges receivable	$6,048
Finance receivables	237,352
Leased merchandise	133,636
Prepaid expenses and other current assets	5,475
Property and equipment	7,278
Operating lease right of use asset	607
Goodwill	411,042
Intangible assets	415,000
Accounts payable and accrued liabilities	(24,549)
Customer deposits and prepayments	(6,097)
Lease liability, current	(541)
Deferred tax liabilities	(39,330)
Lease liability, non-current	(66)

$1,145,855

Note 2 - Reclassifications

The unaudited combined pro forma financial statements have been adjusted to reflect certain reclassifications of AFF’s financial statements to conform to the Company’s financial statement presentation.

Financial information presented in the “AFF as presented” column in the unaudited combined pro forma balance sheet as of September 30, 2021 has been reclassified to conform to the presentation of the Company as indicated in the table below (in thousands):

Presentation in American First Finance’s historical consolidated balance sheet	Presentation in unaudited pro forma combined consolidated balance sheet	As of September 30, 2021
Restricted cash and cash equivalents	Cash and cash equivalents	18,685
	Prepaid and other assets	507
Finance receivables, net	Finance receivables, net	154,449
	Fees and service charges receivable	1,800
	Prepaid and other assets	1,188
Leased merchandise, net	Leased merchandise, net	136,835
	Fees and service charges receivable	4,248
Accounts payable and accrued liabilities	Accounts payable and accrued liabilities	24,794
	Customer deposits and prepayments	143
Deferred lease liability	Customer deposits and prepayments	5,954

Financial information presented in the “AFF as presented” column in the unaudited combined pro forma statement of income for the nine months ended September 30, 2020 and 2021 and the year ended December 31, 2020 have been reclassified to conform to the presentation of the Company as indicated in the table below (in thousands):

Presentation in American First Finance’s historical consolidated statements of income	Presentation in unaudited pro forma combined consolidated statements of income	Year ended December 31, 2020	Nine months ended September 30, 2021	Nine months ended September 30, 2020
Interest and fee income	Interest and fees	146,576	162,444	100,400
	Provision for lease losses	(35)	—	—
	Provision for loan losses	(53)	—	—
Other income	Leased merchandise income	2,179	6,345	1,206
	Interest income	411	2	399
	Merger and acquisition expenses	—	(70)	—
Personnel expense	Operating expenses	26,719	26,064	19,990
	Administrative expenses	6,807	6,279	5,066
Servicing expense	Operating expenses	14,429	15,741	10,626
	Administrative expenses	64	58	27
Referral programs expense	Operating expenses	14,802	25,399	11,244
Occupancy and equipment expense	Administrative expenses	1,138	1,216	840
	Depreciation and amortization	2,335	2,868	1,641
Other operating expense	Provision for lease losses	356	546	274
	Operating expenses	16,894	17,304	9,966
	Administrative expenses	4,253	5,573	3,252
	Depreciation and amortization	—	(10)	—

Note 3 - Transaction Accounting Pro Forma Adjustments (in thousands)

3(a) Represents (i) the estimated cash consideration of $276,337 paid to the seller as part of the acquisition and $221,700 paid to extinguish AFF’s pre-existing debt, which includes an early termination payment of $8,500 and (ii) the estimated transaction-related costs associated with the acquisition to be paid by the Company of approximately $35,000, which includes fees paid to financial, legal and accounting advisors, among others. See Note 1 for a calculation of the estimated aggregate purchase consideration.

3(b) Represents the adjustment in book value of AFF’s finance receivables, net of reserves, to a preliminary estimate of fair value including (i) a premium of $38,222 to reflect the estimated fair market value of finance receivables over the principal value, (ii) the elimination of $5,182 in net unearned origination fees, early payoff discount reserves and unamortized dealer discounts and premiums, net and (iii) the elimination of AFF’s historical loan loss reserve of $39,499. The fair value of the finance receivables may differ materially from this preliminary determination as the Company completes its analysis of the fair value.

3(c) Represents the estimated fair value adjustment to leased merchandise. The fair value of the leased merchandise may differ materially from this preliminary determination as the Company completes the analysis of the fair value of assets acquired and liabilities assumed.

3(d) Represents the write-off of deferred debt issuance costs related to AFF’s senior secured credit facility, which will be repaid upon closing of the acquisition.

3(e) Represents the elimination of AFF’s capitalized software. The estimated fair value of AFF’s internally developed software is included in the developed technology intangible asset noted in 3(h).

3(f) Represents the adoption of ASC Topic 842 “Leases” to conform with the Company’s accounting for leases.

3(g) Goodwill is calculated as the difference between the fair value of the preliminary aggregate purchase consideration and the values assigned to the identifiable tangible and intangible assets acquired and liabilities assumed. The amount of goodwill presented in the table in Note 1 reflects the estimated goodwill as a result of the acquisition as of September 30, 2021. The actual amount of goodwill will depend upon the final determination of the fair value of the assets acquired and liabilities assumed and may differ materially from this preliminary determination. Approximately $378 million of the goodwill created in the acquisition is expected to be deductible for tax purposes excluding any potential earnout payments. The excess of the preliminary aggregate purchase consideration over the estimated fair value of the identifiable net assets acquired is calculated as follows:

Preliminary aggregate purchase consideration	$1,145,855
Less: estimated fair value of net assets acquired	(734,813)

Estimated goodwill arising from the acquisition	$411,042

3(h) Intangible assets acquired as well as the estimated useful lives consist of the following:

Description	Estimated Value	Estimated remaining useful life (in years)
Merchant relationships	$300,000	10
Developed technology	100,000	5
Trade name	10,000	2
Relationships with existing lessees	5,000	1

Total intangible assets	$415,000

The fair value of the intangible assets and the estimated remaining useful lives may differ materially from this preliminary determination as the Company completes the analysis of the fair value of assets acquired and liabilities assumed. The merchant relationships are amortized using an accelerated amortization method that reflects the future cash flows expected from existing merchant relationships. Annual estimated amortization expense of the merchant relationships over each of the next five years is approximately $35,000, $59,000, $50,000, $39,000 and $31,000, respectively.

3(i) Represents the elimination of AFF’s accrued straight-line rent liability as AFF had not yet adopted ASC Topic 842 “Leases” as they were a private company.

3(j) Represents the repayment of AFF’s pre-existing senior secured credit facility that will be settled in conjunction with the close of the acquisition using the proceeds from the issuance of $550,000 in expected new debt financing.

3(k) Represents estimates of net deferred income tax liabilities resulting from pro forma fair value adjustments for the assets acquired and liabilities assumed based on the estimated statutory rate that would apply to these adjustments. This estimate of deferred taxes was determined based on the excess book basis over the tax basis of the fair value pro forma adjustments attributable to the net assets acquired. The incremental deferred tax assets and liabilities were calculated based on the statutory rates where fair value adjustments were estimated. This estimate of deferred income taxes is preliminary and is subject to change based upon management’s final determination of the fair value of assets acquired and liabilities assumed by jurisdiction.

3(l) Represents (i) the estimated fair value of $150,000 related to the potential earnout payments due if AFF achieves certain adjusted EBITDA targets following the closing of the Acquisition and (ii) a fixed working capital payment of $25,000 payable at the end of 2022. The fair value of the earnout liability may differ materially from this preliminary determination as the Company completes the analysis of the fair value of assets acquired and liabilities assumed. As of the date of this offering memorandum, the Company does not have sufficient information to make a reasonable preliminary estimate of the contingent payment of up to $75,000 payable based on the Company’s stock price performance through February 28, 2023; therefore, no estimated liability for such contingent payment has been included at this time.

3(m) Represents the issuance of New Parent stock to AFF shareholders in conjunction with the acquisition.

3(n) Represents the estimated remaining transaction-related costs associated with the acquisition, which includes fees paid for financial advisors, legal services and professional accounting services, among others.

3(o) Represents the elimination of AFF’s historical equity balances as of September 30, 2021.

3(p) Represents the amortization of the premium resulting from the fair market value adjustment to finance receivables discussed in 3(b).

3(q) Represents the estimated increase/decrease in provision for leased merchandise to conform with the Company’s provisioning policy.

3(r) Represents the increase/decrease in provision for loan losses as a result of the adoption of a lifetime losses provisioning model in accordance with CECL. Being a private company, AFF was not required to adopt CECL until January 1, 2023.

3(s) Represents the Company’s estimate of the costs to maintain AFF’s internally developed software.

3(t) Represents (i) the reversal of depreciation expense related to AFF’s internally developed software and (ii) the estimated amortization resulting from the identified intangible assets noted in 3(h). The estimated intangible asset fair values, estimated useful lives and estimated amortization expense may differ materially from this preliminary determination as the Company completes the analysis of the fair value at the date of the acquisition.

3(u) Represents the estimated remaining transaction-related costs associated with the acquisition, which includes fees paid for financial advisors, legal services and professional accounting services, among others. These costs will not affect the Company’s income statement beyond 12 months after the acquisition date.

3(v) Represents the elimination of a gain related to the forgiveness of a Paycheck Protection Program loan obtained by AFF due to the non-recurring nature of this gain.

3(w) Represents (i) the change in tax structure of AFF to a taxable entity and (ii) the tax effects of the pro forma transaction accounting adjustments described in the notes to the unaudited pro forma combined statements of income using the estimated statutory rate that would apply to these adjustments.

3(x) Represents the elimination of a gain related to the sale of certain equity securities by AFF due to the non-recurring nature of this gain.

3(y) The pro forma combined basic and diluted earnings per share for the year ended December 31, 2020, the nine months ended September 30, 2021 and 2020 and the trailing twelve months ended September 30, 2021 are calculated as follows (in thousands, except per share data):

	Year ended December 31, 2020	Nine months ended September 30, 2021	Nine months ended September 30, 2020	Trailing twelve months ended September 30, 2021
Weighted-average shares used in computing net earnings per share - basic	41,502	40,745	41,597	40,864
Shares of FirstCash, Inc. common stock estimated to be issued	8,046	8,046	8,046	8,046

Pro forma weighted-average shares used in computing net earnings per share - basic	49,548	48,791	49,643	48,910
Dilutive effect of securities	98	44	94	57

Pro forma weighted-average shares used in computing net earnings per share - dilutive	49,646	48,835	49,737	48,967

EPS - Basic	$0.62	$1.44	$0.19	$1.88

EPS - Diluted	$0.62	$1.44	$0.19	$1.88

Note 4 - Other Transaction Accounting Pro Forma Adjustments (in thousands)

4(a) In conjunction with the acquisition of AFF, the Company expects to incur $550,000 in new debt financing in the form of senior unsecured notes due in 2030, which will be used to pay the $276,337 of cash consideration of the acquisition, settle and extinguish AFF’s pre-existing senior secured credit facility of $221,700, which includes an early termination payment of $8,500, pay estimated remaining transaction-related costs associated with the acquisition of $35,000, which includes fees paid for financial advisors, legal services and professional accounting services, among others, and, along with the utilization of $35,933 of cash on hand, to paydown $44,596 of the Company’s revolving unsecured credit facility. The Company expects to incur approximately $8,300 of deferred financing fees related to the issuance of the new debt financing.

4(b) In accordance with CECL, for acquired financial assets that are not purchased with credit deterioration (non-PCD financial assets), the acquirer shall record the purchased financial assets at the acquisition-date fair value and a separate valuation allowance is not recognized under business combination accounting. Rather, an allowance shall be recorded with a corresponding charge to credit loss expense as of the reporting date. For assets accounted for as purchased financial assets with credit deterioration (PCD financial assets), an acquirer shall recognize an allowance with a corresponding increase to the amortized cost basis of the financial asset as of the acquisition date. The Company has not yet completed its determination of whether the purchased financial assets have experienced more-than-insignificant deterioration in credit quality but estimates the PCD finance receivables to be immaterial. The Company has estimated the necessary CECL loan loss reserve as of the reporting date to be $45,894, all of which the Company attributed to non-PCD finance receivables. As the establishment of the loan loss reserve for non-PCD finance receivables is not accounted for under business combination accounting (i.e., the allowance is recorded as a charge to credit loss expense as of the reporting date), the Company has reflected the establishment of the CECL loan loss reserve and corresponding charge to credit loss expense as another transaction accounting adjustment. The Company did not reflect the charge to credit loss expense in the pro forma combined statements of operations. While the credit loss expense under CECL is expected to be higher on a prospective basis, the CECL adoption adjustment was recorded to retained earnings.

4(c) Represents the net increase in interest expense resulting from estimated interest on the new senior unsecured notes expected to be incurred to finance the acquisition of AFF and the estimated amortization of related debt issuance costs, partially offset by the elimination of historical AFF interest expense and a decrease in interest expense as a result of the partial paydown of the Company revolving unsecured credit facility. The revolving unsecured credit facility utilizes a variable rate of LIBOR plus 250 bps and a 1/8th percent change in the assumed variable interest rate would not materially change annual pro forma interest expense.

4(d) Represents the tax effects of the pro forma other transaction accounting adjustments described in the notes to the unaudited pro forma combined statements of income using the estimated statutory rate that would apply to these adjustments.